                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                       3CI COMPLETE COMPLIANCE CORPORATION
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
        NOT APPLICABLE

     2) Aggregate number of securities to which transaction applies:
        NOT APPLICABLE

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: NOT APPLICABLE

     4) Proposed maximum aggregate value of transaction: NOT APPLICABLE

     5) Total fee paid: NOT APPLICABLE

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: NOT APPLICABLE

     2) Form, Schedule or Registration Statement No.: NOT APPLICABLE

     3) Filing Party: NOT APPLICABLE

     4) Date Filed:   NOT APPLICABLE

================================================================================

                       3CI COMPLETE COMPLIANCE CORPORATION

                            910 Pierremont, Suite 312
                           Shreveport, Louisiana 71106
                                 (318)869-0440


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on March 12, 1998


         Notice is hereby given that the annual meeting of stockholders of 3CI Complete Compliance Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., Shreveport time, on Thursday, March 12, 1998, at the Sheraton Shreveport Hotel, 1419 East 70th, Shreveport, Louisiana, for the following purposes:

         1. To elect a Board of six Directors to serve for the ensuing year, and

         2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         A record of stockholders has been taken as of the close of business on February 23, 1998, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.

                                         By Order of the Board of Directors


                                         /s/ WERNER KOOK
                                         ------------------------
                                         DR. WERNER KOOK
                                         Chairman of the Board of Directors


February 26, 1998


================================================================================

                       3CI COMPLETE COMPLIANCE CORPORATION

                            910 Pierremont, Suite 312
                           Shreveport, Louisiana 71106
                                 (318)869-0440

                                 PROXY STATEMENT

         This Proxy Statement and the enclosed proxy are being mailed to stockholders of 3CI Complete Compliance Corporation, a Delaware corporation (the "Company"), commencing on or about March 2, 1998. The Company's Board of Directors (the "Board") is soliciting proxies to be voted at the Company's annual meeting of stockholders to be held in Shreveport, Louisiana on Thursday, March 12, 1998 and at any adjournment thereof, for the purposes set forth in the accompanying notice. The shares covered by a proxy, if such is properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the meeting. Management expects that the only matter to be presented for action at the meeting will be the election of directors.

         At the close of business on February 23, 1998, the record date for determining the stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 9,714,311 shares of the Company's common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

         The Company will bear the costs of soliciting proxies in the accompanying form.

                              ELECTION OF DIRECTORS

NOMINEES

         At the meeting, six nominees are to be elected to the Company's Board of Directors, each Director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares represented by your proxy will be voted for the election of these six nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

         DR. WERNER KOOK (age 45) has served as Chairman of the Board of the Company since October 1995. Dr. Kook has served as a senior officer of various waste management companies controlled by the Rethmann family in Europe for the past seven years. Rethmann Kreislaufwirtschaft GmbH & Co. KG and Rethmann GmbH & Co. Verwaltungs- und Beteiligungs-KG are leading waste management services companies in Europe and Australia controlled by the Rethmann family in Germany. Members of the Rethmann family and their affiliates own 50% of the outstanding shares of capital stock of Waste Systems, Inc. ("WSI") which owns 52.5% of the issued and outstanding Common Stock of the Company.

         CHARLES D. CROCHET (age 39) has served as President and a Director of the Company since February 1994. Mr. Crochet founded and served as president of a predecessor to the Company and has worked in the medical waste business since 1988. Prior to 1988, Mr. Crochet was employed for over 10 years in senior positions with two national companies engaged in the business of hazardous waste management.

         JUERGEN THOMAS (age 51) has served as a Director of the Company since February 1994. Mr. Thomas has served for over 15 years as Chief Financial Officer of various companies associated with the Edelhoff family in

Germany, which controls leading waste management companies in Europe, and was a director of WSI from 1988 until 1995.

         DR. CLEMENS PUES (age 33) has served as a Director and Vice President of the Company since October 1995. Dr. Pues has been working with the AIR Lippewerk Recycling GmbH, a wholly-owned subsidiary of the Rethmann Kreislaufwirtschaft GmbH & Co. KG, since September 1994, where he has been responsible for gypsum recycling. Prior to 1994, Dr. Pues was employed at the University of Muenster as assistant professor in international management for four years.

         VALERIE L. BANNER (age 42) has served as a Director of the Company since February 1998. Ms. Banner has been a self employed corporate/securities lawyer since April 1996. From 1993 to 1996 she was Vice President, General Counsel and Secretary for Team, Inc., a professional full service provider of industrial services, and from 1990 to 1993 she was General Counsel for Team, Inc. Ms. Banner served as a securities lawyer with Browning-Ferris Industries, Inc., a waste management company, from 1984 to 1990. Ms. Banner began her career in 1979 at the Houston, Texas, law firm of Andrews & Kurth L.L.P.

         DAVID J. SCHOONMAKER (age 53) has served as a Director of the Company since February 1998. Mr. Schoonmaker has served as President and Chief Executive Officer of RxThermal, Inc., a company that was formed to permit, design, build and operate medical waste treatment facilities, since 1989 and as President and Chief Executive Officer of BMWNC, Inc., a commercial incinerator of medical waste, since 1995.

         WSI, which owns 52.5% of the Common Stock of the Company, intends to vote its shares in favor of the nominees.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

         The business of the Company is managed by or under the direction of the Board and its committees. The Board establishes corporate policies, approves major business decisions and monitors the performance of the Company's management. The day-to-day management functions and operating activities of the Company are performed by the Company's full-time officers and executive employees. The Board met four times in fiscal 1997 and all directors attended 75% or more of the aggregate number of meetings of the Board.

         During the fiscal year ended September 30, 1997, the entire Board performed the audit committee, nominating committee and compensation committee functions. When performing audit committee functions, the Board recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. When performing nominating committee functions, the Board's duties include developing a policy on the size and composition of the Board and criteria relating to candidate selection, and identifying candidates for Board membership. When performing compensation committee functions, the Board reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to officers of the Company and administers the Company's 1992 Stock Option Plan (the "Option Plan").

         In February 1998, the Board established an Audit Committee and appointed Juergen Thomas, David J. Schoonmaker and Valerie L. Banner as members of the committee. The Audit Committee performs the same functions formerly performed by the Board when acting in such capacity.

         Directors who are officers or employees of the Company receive no additional compensation for their services as members of the Board. Directors who are not officers or employees of the Company do not currently receive any compensation for such services but may, in the future, receive such compensation for their services as the Board may from time to time determine.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         The following is a list of the executive officers of the Company as of February 26, 1998, their ages, positions and offices with the Company, and periods during which they have served in such positions and offices:


             NAME                 AGE                   POSITION                      OFFICER SINCE
             ----                 ---                   --------                      -------------
Dr. Werner Kook................   45       Chairman of the Board and Director         October 1995
Charles D. Crochet.............   39             President and Director               February 1994
Curtis W. Crane................   38     Chief Financial Officer, Secretary and      September 1995
                                                      Treasurer
Dr. Clemens Pues...............   33          Vice President and Director             October 1995

         The executive officers of the Company serve at the pleasure of the Board and are subject to annual appointment by the Board. There are no arrangements or understandings with respect to the selection of officers and directors and there are no family relationships between any of such persons. Dr. Pues is a senior officer of WSI, which beneficially owns 52.5% of the outstanding shares of the Company, and Dr. Kook and Dr. Pues are employed by certain waste management companies controlled by the Rethmann families and Edelhoff families, respectively, who collectively own 100% of WSI.

         DR. WERNER KOOK'S business experience is set forth above under "Election of Directors--Nominees."

         CHARLES D. CROCHET'S business experience is set forth above under "Election of Directors--Nominees."

         CURTIS W. CRANE has served as Chief Financial Officer of the Company since September 1995. Prior to his affiliation with the Company, Mr. Crane held senior financial positions including Chief Financial Officer for NDE Environmental Corporation and Director of Finance and Tax for Lone Star Steel Company.

         DR. CLEMENS PUES' business experience is set forth above under "Election of Directors--Nominees."

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of February 23, 1998 the number of shares of the Company's Common Stock owned by each Director and Director nominee of the Company, executive officer named in the Summary Compensation Table below, and all of the Company's Directors and executive officers as a group. Unless otherwise indicated, each holder has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of Common Stock owned by such holder.


NAME AND ADDRESS                                                   AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                                BENEFICIAL OWNERSHIP         PERCENT OF CLASS
-------------------                                                --------------------         ----------------
Waste Systems, Inc.(1)...........................                       5,104,448                   52.5%
   910 Pierremont, Suite 312
   Shreveport, Louisiana 71106
River Bay Corporation(2).........................                         565,500                    5.8%
   P. O. Box 13313
   Jackson, Mississippi 39236
American Medical Technologies, Inc. (3)..........                         680,818                    7.0%
   5847 San Felipe, Suite 900
   Houston, Texas 77057

NAME AND ADDRESS                                                   AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                                BENEFICIAL OWNERSHIP         PERCENT OF CLASS
-------------------                                                --------------------         ----------------

Charles D. Crochet(4)............................                         158,209                    1.6%
   910 Pierremont, Suite 312
   Shreveport, Louisiana 71106
Dr. Werner Kook..................................                               0                    0
   910 Pierremont, Suite 312
   Shreveport, Louisiana 71106
Dr. Clemens Pues.................................                               0                    0
   910 Pierremont, Suite 312
   Shreveport, Louisiana 71106
Juergen Thomas...................................                               0                    0
   910 Pierremont, Suite 312
   Shreveport, Louisiana 71106
Valerie L. Banner................................                               0                    0
   910 Pierremont, Suite 312
   Shreveport, Louisiana 71106
David J. Schoonmaker.............................                               0                    0
   910 Pierremont, Suite 312
   Shreveport, Louisiana 71106
All Executive Officers and Directors as a
Group (7 persons)................................                         158,209                    1.6%

---------------
 (1) A Schedule 13D dated April 17, 1995, reflects that WSI is the beneficial owner of 5,104,448 shares. Such Schedule 13D reflects that WSI is owned 50% by Rethmann V & B GmbH & Co., a German corporation controlled by members of the Rethmann family in Germany, and 50% by Gustav Dieter Edelhoff, Gustav Edelhoff, Heike Edelhoff-Kirchhoff and Heidemarie Edelhoff, members of the Edelhoff family in Germany. The Rethmann Family and the Edelhoff Family share voting and dispositive power with respect to the shares beneficially owned by WSI. The Company has been advised that the interests in WSI owned by the members of the Edelhoff family have been transferred to Lobbe Holding GmbH & Co., a German corporation controlled by members of the Edelhoff family.

   (2) A Schedule 13D dated October 20, 1994, reflects that River Bay Corporation, a Mississippi corporation, is the beneficial owner of 865,500 shares and has sole voting and dispositive power with respect to such shares. The Company repurchased 300,000 shares from River Bay Corporation in October 1997.

   (3) The information sets forth, to the best of the Company's knowledge, American Medical Technologies, Inc.'s beneficial ownership.

   (4) Includes 6,500 shares held in the name of Mr. Crochet's son, Chase Crochet. Also included are 112,500 shares which Mr. Crochet has the right to acquire pursuant to the Option Plan.

EXECUTIVE COMPENSATION

         The following table sets forth information with respect to all forms of compensation awarded to, earned by or paid to Charles D. Crochet for the fiscal years ended September 30, 1995, September 30, 1996 and September 30, 1997. No other executive officer received bonus and salary which exceeded $100,000 in 1995, 1996 or 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                            ----------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                            ------------------------   -------
                                               ANNUAL COMPENSATION                        SECURITIES
                                         -------------------------------    RESTRICTED    UNDERLYING                     ALL
                                                            OTHER ANNUAL      STOCK        OPTIONS/      LTIP           OTHER
NAME AND PRINCIPAL POSITION   YEAR        SALARY   BONUS    COMPENSATION     AWARDS($)      SARS(#)    PAYOUTS      COMPENSATION
---------------------------   ----       --------  -----    ------------    ----------    ----------   -------      ------------
Charles D. Crochet            1997       $145,000    --           --            --            --         --             --
   President                  1996       $130,000    --           --            --            --         --             --
                              1995       $115,000    --           --            --         90,000 (1)    --             --

---------------

(1) In February 1994, Mr. Crochet received an option to purchase 90,000 shares of the Company's Common Stock at $3.00 per share vesting over a three year period at 1/36 per month on a cumulative basis. Of these shares, 32,500 have vested and the remaining shares have been terminated pursuant to the terms of the new employment agreement executed between Mr. Crochet and the Company in August 1995. Pursuant to the terms of the August 1995 employment agreement, Mr. Crochet was granted an option to purchase 90,000 shares of Common Stock at $2.00 per share, which vests over a three year period at 1/36 per month on a cumulative basis.

OPTION GRANTS IN LAST FISCAL YEAR

         No stock options were granted to executives officers during the fiscal year ended September 30, 1997.

OPTION EXERCISES AND YEAR-END VALUES

         The following table sets forth information regarding unexercised options to purchase shares of Common Stock granted by the Company to Charles D. Crochet. No executives exercised any Common Stock options during the fiscal year ended September 30, 1997.





          NAME                 NUMBER OF UNEXERCISED                VALUE OF UNEXERCISED
                                   OPTIONS/SARS                     IN-THE-MONEY OPTIONS
                              AT FISCAL YEAR-YEAR(#)                AT FISCAL YEAR-YEAR(1)
                         ---------------------------------   -----------------------------------
                           EXERCISABLE     UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                         --------------   ----------------   ---------------   -----------------
Charles D. Crochet           95,000           27,500                --                  --

--------------
(1) The "value" of any option set forth in the table above is determined by subtracting the amount which must be paid upon exercise of the options from the market value of the underlying Common Stock as of September 30, 1997 (based on the closing sales price as reported by the Nasdaq Small-Cap Market). 32,500 options have an exercise price of $3.00 and 90,000 options have an exercise price of $2.00. The exercise price for all options exceeded the market value of the underlying Common Stock as of September 30, 1997. Therefore, no options were in-the-money at fiscal year-end.

TEN-YEAR OPTION REPRICINGS

         The following table sets forth certain information with respect to stock options cancelled and new options granted at the new exercise price during the last ten years to executive officers of the Company.


                                              NUMBER OF     MARKET PRICE     EXERCISE                       LENGTH OF
                                               OPTIONS      OF STOCK AT   PRICE AT TIME                  ORIGINAL OPTION
                                             REPRICED OR      TIME OF      OF REPRICING                  TERM REMAINING
                                               AMENDED      REPRICING OR        OR        NEW EXERCISE    AT REPRICING
            NAME                 DATE            (#)         AMENDMENT      AMENDMENT         PRICE       OF AMENDMENT
            ----                 ----            ---         ---------      ---------         -----       ------------
Charles D. Crochet (1)          8/31/95        57,500          $1.25          $3.00           $2.00         23 months

----------------
(1) In August 1995, Mr. Crochet entered into a new employment agreement with the Company whereby Mr. Crochet received an option to purchase an additional 90,000 shares of the Company's Common Stock at

         $2.00 per share vesting over a three-year period at 1/36 per month on a cumulative basis. Mr. Crochet retained options to purchase 32,500 shares which were vested under the terms of his previous employment agreement.

BOARD OF DIRECTORS REPORT ON REPRICING OF OPTIONS

         In August 1995, the Board of Directors authorized the exchange and repricing of certain outstanding stock options (the "Old Options") held by Mr. Crochet, the President of the Company, whereby Mr. Crochet could voluntarily surrender certain existing stock options and receive new stock options (the "New Options") on the terms described below. The Board of Directors noted that the overall purpose of the Company's Option Plan is to attract and retain the services of the Company's employees and to provide incentives to such person to exert maximum efforts for the Company's success. The Board of Directors concluded that the decline in the market value of the Company's Common Stock had frustrated these purposes and diminished the value of the Company's stock option program as an element of the Company's compensation arrangements. Accordingly, the Board of Directors adopted a repricing program with the elements described below.

         In connection with the repricing, Mr. Crochet exchanged an aggregate of 57,500 shares subject to Old Options for 57,500 shares of New Options. Mr. Crochet also received options to purchase an additional 32,500 shares at $2.00 per share at the time of the repricing. At the time of the repricing, the exercise price of the Old Options was $3.00 per share. The exercise price of all New Options is $2.00 per share. The New Options vest at the rate of 1/36 per month over a three-year period. The Old Options exchanged by Mr. Crochet had a remaining term of eight years and one month.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         In accordance with the executive compensation rules established by the SEC, the following report regarding executive compensation is provided by the Board of Directors.

         Since the end of fiscal 1995 the Company has had no formal compensation policies with respect to executive officers. Because there are no formal compensation policies in place, the compensation of any executive officer hired after the end of fiscal 1995 was determined based generally on the qualifications and prior experience of the executive officer. The following paragraph sets forth the basis of the compensation paid to Charles D. Crochet in the fiscal year ended September 30, 1997.

         In February 1994, the Board of Directors elected Mr. Crochet as President of the Company. At that time, in February 1994, the Board of Directors established Mr. Crochet's salary at $6,250 per month for February and March of 1994, $7,500 per month for April through September 1994, and $9,583 per month for October 1994 through September 1995, as part of an employment agreement commencing February 1994 and ending September 1995. This employment agreement was renewed on August 31, 1995, increasing Mr. Crochet's salary to $10,833 per month commencing October 1, 1995 through September 30, 1996, to $12,083 per month from October 1, 1996 through September 30, 1997, and to $13,333 per month from October 1, 1997 through May 31, 1998. In February 1994, Mr. Crochet also received an option to purchase 90,000 shares of the Company's Common Stock at $3.00 per share which vested over a three year period at 1/36 per month on a cumulative basis. According to the terms of the renewal of Mr. Crochet's employment agreement, the remaining unvested options under the former employment agreement were terminated and Mr. Crochet was granted an option to purchase 90,000 shares of the Company's Common Stock at $2.00 per share, which also vests over a three year period at 1/36 per month on a cumulative bases. The Board of Directors set Mr. Crochet's compensation package based on the key role he was to hold within the Company and in view of competitive compensation packages offered to his peer group in the industry. The stock option was granted to provide a long-term incentive to Mr. Crochet.

                                                THE BOARD OF DIRECTORS
                                                Dr. Werner Kook
                                                Mr. Juergen Thomas
                                                Dr. Clemens Pues
                                                Mr. Charles Crochet

COMMON STOCK PERFORMANCE GRAPH

         The following performance graph compares the performance of the Common Stock to the S&P 500 Stock Index and to a Peer Group of other public companies. The information was provided by the Center for Research in Security Prices
(CRSP) of The University of Chicago Graduate School of Business. The Peer Group Index is comprised of New York Stock Exchange, American Stock Exchange and Nasdaq-listed companies having the standard industry classification codes 4950-4959. The graph assumes that the value of the investment in the Common Stock and each Index was 100 at September 30, 1992, and that all dividends were reinvested.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG 3CI COMPLETE COMPLIANCE CORPORATION, S&P 500 STOCK INDEX, PEER GROUP INDEX



                                    [GRAPH]



                                   9/30/92     9/30/93      9/30/94      9/29/95      9/30/96      9/30/97
------------------------------------------------------------------------------------------------------------
3CI Complete Compliance            100.0          66.2        58.8         11.8         30.9        19.1
------------------------------------------------------------------------------------------------------------
S&P 500 Stock Index                100.0         112.9       117.1        152.2        183.3       257.9
------------------------------------------------------------------------------------------------------------
Peer Group Index                   100.0          82.5        84.9         90.3        108.9       132.9
------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

         Charles D. Crochet serves as President of the Company pursuant to an employment agreement commencing in February 1994 and ending in September 1995. Mr. Crochet was entitled to a salary of $6,250 per month in February and March 1994, $7,500 per month from April through September 1994, and increasing to $9,583 per month from October 1994 through September 1995. This employment agreement was renewed on August 31, 1995, increasing Mr. Crochet's salary to $10,833 per month commencing October 1, 1995 through September 30, 1996, to $12,083 per month from October 1, 1996 through September 30, 1997, and to $13,333 per month from October 1, 1997 through May 31, 1998. As an additional incentive to Mr. Crochet under the new employment agreement, Mr. Crochet is eligible for an annual bonus based on Fiscal Year Pre-Tax Profits as a percentage of Revenues. The amount of such annual bonus is based on a percentage between 6% and 10% of an amount determined by the Board of Directors from an approved bonus plan, such actual percentage depending upon the Company's Pre-Tax Profits as a percentage of Revenue.

         Other than as set forth above, there are no compensatory plans or arrangement with respect to any individual named in the Summary Compensation Table above or otherwise which would result from the resignation, retirement or other termination of such individual's employment with the Company or a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of the Company performs, among other functions, the functions normally performed by a compensation committee. During the fiscal year ended September 30, 1997, the following persons served on the Board of Directors and participated in the deliberations concerning executive officer compensation: Dr. Werner Kook, Charles D. Crochet, Dr. Clemens Pues and Juergen Thomas. Mr. Crochet also served as the President of the Company and Dr. Pues also served as Vice President of the Company during the fiscal year ended September 30, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In February, March, April, May and July 1995, WSI, which beneficially owns 52.5% of the outstanding shares of Common Stock, made non-interest bearing cash advances totaling $4,100,000 to the Company. In June 1995, the Company executed a $6,000,000 revolving promissory note, to be funded at the discretion of WSI, which was utilized to repay the advances not converted to Common Stock. This note was renegotiated in September 1995 increasing the total available to $8,000,000 including interest with the principal portion not to exceed $7,400,000 (the "1995 Note"). In February 1996, the Company obtained a waiver from WSI of certain covenants contained in the 1995 Note related to minimum quarterly net income requirements for the quarter ended December 31, 1995.

         In December 1996, the Company executed a second revolving promissory note payable to the order of WSI in the amount of $2,700,000, including deferred interest, with a maturity date of February 28, 1997 (the "1996 Note"). It was the intent of WSI and the Company that the 1996 Note evidence all sums owed by the Company to WSI to the extent such sums represented advances of funds to the Company in excess of the maximum limits fixed under the 1995 Note.

         In June 1997, WSI and the Company entered into an agreement pursuant to which WSI canceled the 1996 Note and reduced the principal amount of the 1995 Note by $7,000,000 minus the principal amount of the 1996 Note as of January 1, 1997. In exchange for the cancelation of the 1996 Note and the reduction of the 1995 Note, the Company designated 1,000,000 shares of Series A Preferred Stock, with no par value, and issued all 1,000,000 shares to WSI. The preferred shares have cumulative dividends from the second anniversary of the original issuance date of the Series A Preferred Stock, at the rate of $.5775 per share per annum, and no more, payable quarterly on the 15th day of July, October, January and April of each year, commencing with a payment on July 15, 1999, accrued from the second anniversary of the original issuance date of the Series A Preferred Stock. On or after the second anniversary of the original issuance date of the Series A Preferred Stock, the Company may redeem any portion of the Series A Preferred Stock at $7.00 per share plus any accrued dividends. Any time after the second anniversary date of the original issuance of the Series A Preferred Stock, the record holder thereof may convert the Series A Preferred Stock into full shares of Common Stock at a conversion rate, subject to adjustment for subdivisions or combinations of the Common Stock, between 1 to 1 and 1 to 7 based on the market price of a share of Common Stock.

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has appointed the certified public accounting firm of Hard, McElroy & Vestal, LLP to examine the Company's financial statements for the fiscal year ending September 30, 1998. Hard, McElroy & Vestal, LLP has served as the Company's independent auditors since October 14, 1996.

         Prior to engaging Hard, McElroy & Vestal, LLP, the Company had not consulted with Hard, McElroy & Vestal, LLP in any matter regarding either the application of accounting principles to a completed transaction or the type of audit that might be reached on the Company's financial statements.

         The Company anticipates that representatives of Hard, McElroy & Vestal, LLP will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the Company's financial statements.

         Arthur Andersen LLP served as the Company's independent auditors from January 16, 1995, until they resigned on September 13, 1996. The decision to change accountants was not recommended by the Board.

         In connection with the audits of the two fiscal years ended September 30, 1995 and the subsequent interim period through September 13, 1996, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         The audit reports of Arthur Andersen LLP on the consolidated financial statements of 3CI Complete Compliance Corporation as of and for the years ended September 30, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion; however, the 1995 opinion was modified with respect to (i) an emphasis of a matter paragraph discussing certain operating and liquidity issues confronting the Company and (ii) an explanatory paragraph describing an uncertainty with respect to the outcome of certain litigation filed against the Company. The 1994 opinion was modified and included an emphasis of a matter paragraph discussing certain operating and liquidity issues confronting the Company.

                                  OTHER MATTERS

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Management anticipates that the Company's 1999 annual stockholders meeting will be held during March 1999. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1999 annual stockholders meeting must submit the proposal to the Company on or before November 2, 1998. Any such proposals should be timely sent by certified mail, return receipt requested, to the Secretary of the Company, 910 Pierremont, Suite 312, Shreveport, Louisiana 71106.

REQUIRED VOTE

         Only holders of Common Stock as of February 23, 1998, will be entitled to vote in person or by proxy at the meeting. A majority of issued and outstanding shares of Common Stock as of February 23, 1998, represented at the meeting in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. Provided that a quorum is present at the meeting, the six director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefor will be elected directors. Votes withheld in connection with the election of one or more director nominees will not be counted as votes cast for such individuals. Votes will be tabulated and the results will be certified by the inspector of elections who is required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares voted for each nominee and the number of shares with respect to which authority to vote for each nominee has been withheld. Under Delaware law, stockholders will have no appraisal or similar dissenters' rights with respect to any matters expected to be presented for action at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of the Company's stock ("Reporting Persons") are required from time to time to file with the Securities and Exchange Commission and the Nasdaq SmallCap Market reports of ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended

September 30, 1997, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met.

AVAILABILITY OF ANNUAL REPORT

         The Company's annual report on Form 10-K for the fiscal year ended September 30, 1997, has already been furnished to stockholders of record on February 23, 1998, or is being furnished with this Proxy Statement and has been filed with the securities and Exchange Commission in Washington, D.C.

                                         By Order of the Board of Directors


                                         /s/ DR. WERNER KOOK
                                         --------------------------
                                         DR. WERNER KOOK
                                         Chairman of the Board of Directors

Dated: February 26, 1998

                       3CI COMPLETE COMPLIANCE CORPORATION

            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MARCH 12, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Please mark, sign, date and return in the enclosed envelope.

         The undersigned stockholder of 3CI Complete Compliance Corporation (the "Company") hereby appoints Charles D. Crochet and Dr. Clemens Pues, or either of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, March 12, 1998, at 10:00 a.m., Shreveport time, at the Sheraton Shreveport Hotel,
1419 East 70th, Shreveport, Louisiana, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

(1)      ELECTION OF DIRECTORS

   FOR / /                                     WITHHOLD AUTHORITY / /
   all nominees listed below                            to vote for all nominees
   (except as marked below)                             listed below


Dr. Werner Kook   Dr. Clemens Pues   Charles D. Crochet   Juergen Thomas   Valerie L. Banner   David J. Schooner

INSTRUCTIONS:       TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET
                    FORTH ABOVE.

                            (Continued on next side)
(2) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof; all as more particularly described in the Proxy Statement dated February 26, 1998, relating to such meeting, receipt of which is hereby acknowledged.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Election of Directors.


                                             -----------------------------------

                                             -----------------------------------
                                                 Signature of Stockholder(s)

                                             Please sign your name exactly as it
                                             appears hereon. Joint owners must
                                             each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             your full title as it appears
                                             hereon.

                                             Dated ____, 1998.